Exhibit 99.1

NEWS RELEASE

For Immediate Release
January 29, 2013

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces 2012 Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.9 billion bank holding company headquartered in Charleston, today announced net income of $38.9 million, or $2.61 per diluted share for the year ended December 31, 2012.  During 2012, City’s net interest income increased $5.6 million from 2011, loan balances increased $173 million, and noninterest income (exclusive of investment security gains) increased $1.9 million.  For 2012, the Company achieved a return on assets of 1.37%, a return on tangible equity of 14.7%, a net interest margin of 3.96%, and an efficiency ratio of 57.2%.  City’s results for 2012 are down slightly compared to 2011 as a result of merger-related expenses of $4.7 million.  Exclusive of the acquisition and integration expenses, 2012’s results compared to 2011 were quite favorable.

For the fourth quarter of 2012 the Company reported net income of $10.9 million, or $0.73 per diluted share.  The Company also achieved a return on assets of 1.49%, a return on tangible equity of 16.2%, a net interest margin of 3.99%, and an efficiency ratio of 53.1% in the fourth quarter of 2012.

City’s CEO Charles Hageboeck stated that, “2012 was an exciting and important year for City.  The acquisition of Virginia Savings Bancorp marked our first acquisition in seven years and earlier this month, we completed our acquisition of Community Financial Corporation.  With these acquisitions, City now has total assets of $3.4 billion, and 15 branch locations in Virginia.  We look forward to continuing the development of our presence in Virginia.”

“Net interest income in 2012 was up $5.6 million due to the acquisition of Virginia Savings Bancorp, core loan growth of $101 million, and lower deposit pricing.  As a result, our net interest margin increased from 3.89% for 2011 to 3.96% for 2012.”

“Our asset quality continues to remain strong with stable and relatively low levels of past due loans.  The ratio of non-performing assets to total loans and other real estate owned of 1.41% at December 31, 2012 was down compared to the prior quarter’s ratio of 1.53%. Provision expense was higher for 2012 due to loan growth throughout the year, particularly in the fourth quarter, rather than due to deteriorating asset quality.”

“During 2012, our bankcard interchange fee income increased $1.3 million, or about 11%, due to increased transaction volumes.  Trust and investment management fee income increased $0.7 million, or 21.5%, from 2011 due to assets under management increasing from $580 million at December 31, 2011 to $750 million at December 31, 2012.  This increase was the result of core growth, as Virginia Savings Bancorp did not offer these services.  In addition, an increase in mortgage-related lending activity led to an increase of $0.6 million in other income.”

“In summary, 2012 was another successful year for City both from a financial performance perspective and from a growth perspective.  We expanded our footprint into Virginia while maintaining solid financial results.  We look forward to 2013 and the opportunities to continue meeting the expectations of our shareholders and customers.”

Net Interest Income

The Company’s tax equivalent net interest income increased $5.5 million, or 5.9%, from $93.0 million in 2011 to $98.5 million in 2012. This increase is due primarily to the acquisition of Virginia Savings Bancorp as of May 31, 2012, an increase in loan balances outstanding, and a decline in the average rate paid on interest bearing deposits.  The acquisition of Virginia Savings Bancorp increased our net interest income by $4.5 million, which included $2.6 million of accretion related to the fair value adjustments recorded as a result of the acquisition.  Excluding the Virginia Savings Bancorp acquisition, the average balance of loans outstanding increased $71 million, or 3.73%, from the year ended December 31, 2011.  The average rate paid on interest bearing deposits decreased from 1.07% during 2011 to 0.70% during 2012 and was largely attributable to the average rate paid on time deposits declining from 1.93% during 2011 to 1.32% during 2012.  These increases were partially offset by a decrease in investment interest income as approximately $38 million of higher yielding trust preferred securities were called during the third quarter of 2012.  The Company’s reported net interest margin increased from 3.89% for the year ended December 31, 2011 to 3.96% for the year ended December 31, 2012.  Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin for the year ended December 31, 2012 would have been 3.85%.

During the fourth quarter of 2012, the Company’s tax equivalent net interest income increased $0.6 million, or 2.6%, from $25.1 million during the third quarter of 2012 to $25.7 million.  This increase is due to an increase in the accretion related to the accounting fair value adjustments recorded as a result of the acquisition of Virginia Savings Bancorp.  The Company’s reported net interest margin increased from 3.95% for the third quarter of 2012 to 3.99% for the fourth quarter of 2012.  Excluding the favorable impact of the accretion from the fair value adjustments ($1.7 million for the quarter ended December 31, 2012 and $0.9 million for the quarter ended September 30, 2012), the net interest margin would have been 3.73% for the quarter ended December 31, 2012 and 3.80% for the quarter ended September 30, 2012.

2

Credit Quality

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $1.8 million in the fourth quarter of 2012 and $6.4 million for the year ended December 31, 2012 compared to $2.2 million and $4.6 million of the comparable periods in 2011. During the fourth quarter of 2012 the Company’s loan portfolio increased $61.1 million from September 30, 2012 which resulted in a $0.5 million addition to the ALLL.  The provision for loan losses recorded during 2012 reflects difficulties encountered by certain commercial borrowers of the Company during the year, the downgrade of their related credits and management’s assessment of the impact of these difficulties on the ultimate collectability of the loans. In addition, the Company received life insurance proceeds as the beneficiary of a life insurance policy carried by a commercial borrower during the third quarter of 2012 that enabled the Company to reduce the ALLL by approximately $0.6 million for amounts previously included in the ALLL.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Investment Securities Gains/(Losses)

During 2012, the Company realized investment gains of $1.2 million from the sale of certain equity positions related to community banks and bank holding companies.  In addition, the Company also recognized gains of $0.3 million associated with the calls of trust preferred securities.

These gains were partially offset by $0.6 million of credit-related net investment impairment losses that were recorded by the Company in 2012.  The charges deemed to be other than temporary were related to pooled bank trust preferreds with a remaining carrying value of $3.5 million at December 31, 2012.  The credit-related net impairment charges related to the pooled bank trust preferred securities were based on the Company’s quarterly reviews of its investment securities for indications of losses considered to be other than temporary.

Non-interest Income

Exclusive of net investment securities gains and losses, non-interest income increased $1.9 million to $54.3 million for the year ended December 31, 2012 as compared to $52.4 million for the year ended December 31, 2011.  Bankcard interchange fees increased $1.3 million, or 11.3%, to $12.4 million for the year ended December 31, 2012.  This increase was primarily due to increased transaction volumes.  In addition, trust and investment management fee income increased $0.7 million, or 21.5%, to $3.8 million due to core growth as Virginia Savings Bancorp did not offer these services.  Other income increased $0.6 million, or 30.8%, to $2.7 million due largely to an increase in mortgage related lending activity.

3

Exclusive of other than temporary investment impairment losses and investment losses, total non-interest income increased $1.2 million to $14.3 million for the fourth quarter of 2012 as compared to the fourth quarter of 2011.  This increase was due primarily to an increase in service charges from depository accounts of $0.6 million, an increase of $0.3 million in other income, and an increase of $0.2 million in trust and investment management fee income.

Non-interest Expenses

During 2012, the Company recognized $4.7 million of acquisition and integration expenses associated with the completed acquisition of Virginia Savings Bancorp and the upcoming acquisition of Community Financial Corporation.  In comparison, during 2011, the Company recorded a $3.0 million litigation reserve accrual.  Excluding these expenses, noninterest expenses increased $4.6 million from $78.1 million for the year ended December 31, 2011 to $82.7 million for the year ended December 31, 2012.  Included in this increase are expenses of $1.8 million related to the operation of the acquired Virginia Savings Bancorp facilities.  Salaries and employee benefits increased $2.8 million due primarily to additional employees associated with the acquisition of Virginia Savings Bancorp ($1.0 million) and increased health insurance costs ($1.0 million).  Repossessed asset losses increased $1.1 million due to the decline in estimated fair values of several residential properties located in the eastern panhandle of West Virginia and at the Greenbrier Resort located in southern West Virginia.  The Company continually reevaluates the estimated fair value of properties that it has repossessed by obtaining updated appraisals on at least an annual basis.  In addition, other expenses increased $0.8 million, advertising expenses increased $0.6 million, and bankcard expenses increased $0.4 million.  These increases were partially offset by a decrease in FDIC insurance expense of $1.0 million due to a change in the assessment base methodology during the third quarter of 2011.

For the fourth quarter of 2012, total non-interest expenses increased $2.6 million, from $18.7 million for the fourth quarter of 2011 to $21.3 million.  Salaries and employee benefit expense increased $1.0 million, primarily associated with the acquisition of Virginia Savings Bancorp and increased health insurance costs.  In addition, advertising expense increased $0.4 million, merger related expenses increased $0.3 million, occupancy and equipment expenses increased $0.2 million, and repossessed asset losses increased $0.2 million from the fourth quarter of 2011.

Balance Sheet Trends

Loans increased $173.3 million (8.8%) from December 31, 2011 to $2.15 billion at December 31, 2012, in part due to the Company’s acquisition of Virginia Savings Bancorp, Inc. ($72.0 million).  Excluding the Virginia Savings Bancorp, Inc. acquisition, loans increased $101.3 million (5.1%) from December 31, 2011 to $2.07 billion at December 31, 2012.  Increases in residential real estate loans of $69.7 million (7.5%) and commercial real estate loans of $57.6 million (7.9%) were partially offset by a decline in commercial and industrial (“C&I”) loans of $23.9 million.

4

Total average depository balances increased $186.9 million, or 8.5%, from the quarter ended December 31, 2011 to the quarter ended December 31, 2012.  This growth was primarily attributable to deposits acquired from Virginia Savings Bancorp, Inc. ($122.7 million).  Exclusive of this contribution, the Company experienced increases in noninterest-bearing demand deposits ($35.2 million), savings deposits ($31.5 million), and interest-bearing demand deposits ($20.3 million) that were partially offset by a decrease in time deposits ($22.9 million).

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2012 was 34.9% and 34.3%, respectively, compared to 33.2% and 33.6% for the quarter and year ended December 31, 2011, respectively.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 89.1% and the loan to asset ratio was 73.6% at December 31, 2012.  The Company maintained investment securities totaling 13.8% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 51.1% of assets at December 31, 2012.  Time deposits fund 31.5% of assets at December 31, 2012, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio was 9.4% at both December 31, 2012 and at December 31, 2011.  At December 31, 2012, City National Bank’s leverage ratio is 8.72%, its tier I capital ratio is 11.51%, and its total risk-based capital ratio is 12.40%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On December 19, 2012, the Board approved a quarterly cash dividend of 35 cents per share payable January 31, 2013, to shareholders of record as of January 15, 2013.  During the year ended December 31, 2012, the Company repurchased 237,535 common shares at a weighted average price of $33.32 as part of a one million share repurchase plan authorized by the Board of Directors in July 2011.  At December 31, 2012, the Company could repurchase approximately 454,000 shares under the July 2011 authorization.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 73 branches across West Virginia, Kentucky, Virginia, and Ohio.

City completed the acquisition of Staunton, Virginia-based Community Financial Corporation (“Community”) and its wholly owned banking subsidiary, Community Bank effective January 10, 2013 at 12:01 a.m. The merger, which was announced in August 2012, received the approval of all required regulatory agencies in December 2012 and Community’s shareholders on January 8, 2013.  Community shareholders received 0.1753 shares of City stock for each share of Community common stock, resulting in the issuance of 766,849 shares of City Holding Company.  In connection with the acquisition, City repaid Community’s borrowings under the U.S. Troubled Asset Relief Program (TARP) of $12.6 million on January 9, 2013.

5

At December 31, 2012, Community had total assets of approximately $460 million, with stockholders’ equity of approximately $53 million, loans of approximately $410 million, and deposits of approximately $380 million.  In addition, nonperforming assets at December 31, 2012 totaled $27 million.  During the quarter ended December 31, 2012, Community had net interest income of $5.1 million, noninterest income of $0.85 million, and noninterest expenses of $4.3 million.  Included in the noninterest expenses for the quarter ending December 31, 2012 were compensation and benefit costs of $2.0 million, repossessed asset losses of $0.8 million, data processing expenses of $0.25 million, and professional expenses of $0.2 million.  City expects to reduce compensation and benefit expenses by approximately 25% based on employees retained after January 2013.  During the fourth quarter of 2012, City recognized approximately $0.2 million, after taxes, of one-time merger related expenses for the Community acquisition and anticipates that between $4.0 million and $4.6 million, after taxes, will be recognized in the first quarter of 2013.  Additionally, the credit mark originally estimated at $55 million is now anticipated to be in the range of $46 million to $51 million.

This acquisition further expands City’s presence in Virginia by adding ten branches and City grows to $3.4 billion in assets with 83 banking offices in West Virginia, Virginia, Kentucky, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress and (14) the integration of the operations of City Holding and Community Financial may be more difficult than anticipated.

6

Forward-looking statements made herein reflect management’s expectations as of the date such statements are made.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2012 Form 10-K.  The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2012 results and will adjust the amounts if necessary.

7

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Percent
	2012	2011	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$25,707	$23,440	9.67%
Net Income available to common shareholders	10,894	9,652	12.87%
Earnings per Basic Share	0.73	0.65	12.71%
Earnings per Diluted Share	0.73	0.65	12.63%

Key Ratios (percent):
Return on Average Assets	1.49%	1.43%	4.64%
Return on Average Tangible Equity	16.15%	14.93%	8.21%
Net Interest Margin	3.99%	3.90%	2.30%
Efficiency Ratio	53.12%	51.24%	3.69%
Average Shareholders' Equity to Average Assets	11.49%	11.65%	(1.39)%

Consolidated Risk Based Capital Ratios (a):
Tier I	12.97%	13.12%	(1.14)%
Total	13.85%	14.07%	(1.56)%

Tangible Equity to Tangible Assets	9.40%	9.37%	0.35%

Common Stock Data:
Cash Dividends Declared per Share	$0.35	$0.35	-
Book Value per Share	22.47	21.05	6.74%
Tangible Book Value per Share	18.08	17.25	4.83%
Market Value per Share:
High	36.45	35.10	3.85%
Low	31.78	26.06	21.95%
End of Period	34.85	33.89	2.83%

Price/Earnings Ratio (b)	11.89	13.04	(8.77)%

	Twelve Months Ended December 31,		Percent
	2012	2011	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$98,538	$93,044	5.90%
Net Income available to common shareholders	38,945	40,678	(4.26)%
Earnings per Basic Share	2.63	2.68	(2.10)%
Earnings per Diluted Share	2.61	2.67	(2.16)%

Key Ratios (percent):
Return on Average Assets	1.37%	1.51%	(8.83)%
Return on Average Tangible Equity	14.74%	15.66%	(5.84)%
Net Interest Margin	3.96%	3.89%	1.75%
Efficiency Ratio	57.16%	55.87%	2.32%
Average Shareholders' Equity to Average Assets	11.46%	11.70%	(2.09)%

Common Stock Data:
Cash Dividends Declared per Share	$1.40	$1.37	2.19%
Market Value per Share:
High	37.16	37.22	(0.16)%
Low	30.96	26.06	18.80%

Price/Earnings Ratio (b)	13.27	12.63	5.04%

(a) December 31, 2012 risk-based capital ratios are estimated
(b) December 31, 2012 price/earnings ratio computed based on annualized fourth quarter 2012 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2008	$18.92	$18.72	$17.61	$17.58	$29.08	$42.88
2009	17.69	18.24	18.95	19.37	20.88	34.34
2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86	21.05	26.06	37.22
2012	21.46	21.63	22.14	22.47	30.96	37.16

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2008	$0.81	$0.83	$(0.16)	$0.26	$1.74
2009	0.69	0.64	0.66	0.70	2.69
2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77	0.65	2.68
2012	0.68	0.50	0.71	0.73	2.63

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2008	$0.80	$0.83	$(0.16)	$0.26	$1.74
2009	0.69	0.64	0.66	0.70	2.68
2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76	0.65	2.67
2012	0.67	0.50	0.71	0.73	2.61

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended December 31,
	2012	2011

Interest Income
Interest and fees on loans	$25,588	$22,998
Interest on investment securities:
Taxable	2,940	4,036
Tax-exempt	341	398
Interest on federal funds sold	15	9
Total Interest Income	28,884	27,441

Interest Expense
Interest on deposits	3,114	3,965
Interest on short-term borrowings	83	86
Interest on long-term debt	163	165
Total Interest Expense	3,360	4,216
Net Interest Income	25,524	23,225
Provision for loan losses	1,775	2,229
Net Interest Income After Provision for Loan Losses	23,749	20,996

Non-Interest Income
Total investment securities impairment losses	-	(918)
Noncredit impairment losses recognized in other comprehensive income	-	-
Net investment securities impairment losses	-	(918)
Gains on sale of investment securities	-	1
Net investment securities losses	-	(917)

Service charges	7,113	6,511
Bankcard interchange fees	3,101	2,849
Insurance commissions	1,289	1,433
Trust and investment management fee income	1,112	925
Bank owned life insurance	754	728
Other income	897	599
Total Non-Interest Income	14,266	12,128

Non-Interest Expense
Salaries and employee benefits	11,301	10,320
Occupancy and equipment	2,147	1,929
Depreciation	1,234	1,100
FDIC insurance expense	407	300
Advertising	596	153
Bankcard expenses	628	566
Postage, delivery, and statement mailings	514	484
Office supplies	412	429
Legal and professional fees	437	366
Telecommunications	405	388
Repossessed asset (gains)/losses, net of expenses	146	(27)
Merger related expenses	373	-
Other expenses	2,673	2,677
Total Non-Interest Expense	21,273	18,685
Income Before Income Taxes	16,742	14,439
Income tax expense	5,848	4,787
Net Income Available to Common Shareholders	$10,894	$9,652

Distributed earnings allocated to common shareholders	$5,151	$5,136
Undistributed earnings allocated to common shareholders	5,658	4,446
Net earnings allocated to common shareholders	$10,809	$9,582

Average common shares outstanding	14,755	14,743
Effect of dilutive securities:
Employee stock options	82	71
Shares for diluted earnings per share	14,837	14,814

Basic earnings per common share	$0.73	$0.65
Diluted earnings per common share	$0.73	$0.65
Dividends declared per common share	$0.35	$0.35

Comprehensive Income	$9,837	$8,446

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Twelve months ended December 31,
	2012	2011

Interest Income
Interest and fees on loans	$96,432	$93,414
Interest on investment securities:
Taxable	14,285	17,729
Tax-exempt	1,442	1,697
Interest on federal funds sold	53	48
Total Interest Income	112,212	112,888

Interest Expense
Interest on deposits	13,477	19,794
Interest on short-term borrowings	312	325
Interest on long-term debt	661	639
Total Interest Expense	14,450	20,758
Net Interest Income	97,762	92,130
Provision for loan losses	6,375	4,600
Net Interest Income After Provision for Loan Losses	91,387	87,530

Non-Interest Income
Total investment securities impairment losses	(878)	(2,767)
Noncredit impairment losses recognized in other comprehensive income	302	1,494
Net investment securities impairment losses	(576)	(1,273)
Gains on sale of investment securities	1,530	3,756
Net investment securities gains	954	2,483

Service charges	26,409	26,959
Bankcard interchange fees	12,406	11,150
Insurance commissions	6,071	5,946
Trust and investment management fee income	3,774	3,106
Bank owned life insurance	2,983	3,183
Other income	2,660	2,033
Total Non-Interest Income	55,257	54,860

Non-Interest Expense
Salaries and employee benefits	43,509	40,717
Occupancy and equipment	8,186	8,013
Depreciation	4,605	4,508
FDIC insurance expense	1,590	2,576
Advertising	2,589	2,007
Bankcard expenses	2,662	2,258
Postage, delivery, and statement mailings	2,079	2,099
Office supplies	1,669	1,911
Legal and professional fees	1,786	4,913
Telecommunications	1,614	1,605
Repossessed asset losses, net of expenses	1,346	272
Merger related expenses	4,708	-
Other expenses	11,058	10,262
Total Non-Interest Expense	87,401	81,141
Income Before Income Taxes	59,243	61,249
Income tax expense	20,298	20,571
Net Income Available to Common Shareholders	$38,945	$40,678

Distributed earnings allocated to common shareholders	$20,603	$20,102

Undistributed earnings allocated to common shareholders	18,034	20,280

Net earnings allocated to common shareholders	$38,637	$40,382

Average common shares outstanding	14,714	15,055

Effect of dilutive securities:
Employee stock options	82	75

Shares for diluted earnings per share	14,796	15,130

Basic earnings per common share	$2.63	$2.68
Diluted earnings per common share	$2.61	$2.67
Dividends declared per common share	$1.40	$1.37

Comprehensive Income	$41,430	$39,268

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2012	December 31, 2011

Balance at October 1	$328,415	$309,892

Net income	10,894	9,652
Other comprehensive income:
Change in unrealized loss on securities available-for-sale	(794)	(288)
Change in underfunded pension liability	(263)	(918)
Cash dividends declared ($0.35/share) and ($0.35/share), respectively	(5,192)	(5,137)
Issuance of stock award shares, net	214	201
Exercise of 3,000 stock options	-	94
Purchase of 80,000 common shares of treasury	-	(2,362)
Balance at December 31	$333,274	$311,134

	Twelve Months Ended
	December 31, 2012	December 31, 2011

Balance at January 1	$311,134	$314,861

Net income	38,945	40,678
Other comprehensive income:
Change in unrealized gain (loss) on securities available-for-sale	2,749	(196)
Change in unrealized (loss) on interest rate floors	-	(295)
Change in underfunded pension liability	(264)	(919)
Cash dividends declared ($1.40/share) and ($1.37/share), respectively	(20,725)	(20,533)
Issuance of stock award shares, net	1,083	1,066
Acquisition of Virgina Savings Bancorp	7,723	-
Exercise of 18,899 stock options	544	-
Exercise of 9,576 stock options	-	262
Purchase of 237,535 common shares of treasury	(7,915)	-
Purchase of 755,501 common shares of treasury	-	(23,790)
Balance at December 31	$333,274	$311,134

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2012	2012	2012	2012	2011

Interest income	$28,884	$28,432	$27,466	$27,430	$27,441
Taxable equivalent adjustment	183	185	198	208	215
Interest income (FTE)	29,067	28,617	27,664	27,638	27,656
Interest expense	3,360	3,557	3,625	3,908	4,216
Net interest income	25,707	25,060	24,039	23,730	23,440
Provision for loan losses	1,775	975	1,675	1,950	2,229
Net interest income after provision
for loan losses	23,932	24,085	22,364	21,780	21,211

Noninterest income	14,266	14,079	13,790	13,118	12,128
Noninterest expense	21,273	21,846	24,763	19,515	18,685
Income before income taxes	16,925	16,318	11,391	15,383	14,654
Income tax expense	5,848	5,526	3,780	5,144	4,787
Taxable equivalent adjustment	183	185	198	208	215
Net income available to common shareholders	$10,894	$10,607	$7,413	$10,031	$9,652

Distributed earnings allocated to common shareholders	$5,151	$5,150	$5,146	$5,118	$5,136
Undistributed earnings allocated to common shareholders	5,658	5,373	2,208	4,837	4,446
Net earnings allocated to common shareholders	$10,809	$10,523	$7,354	$9,955	$9,582

Average common shares outstanding	14,755	14,751	14,680	14,679	14,743

Effect of dilutive securities:
Employee stock options	82	83	79	80	71

Shares for diluted earnings per share	14,837	14,834	14,759	14,759	14,814

Basic earnings per common share	$0.73	$0.71	$0.50	$0.68	$0.65
Diluted earnings per common share	0.73	0.71	0.50	0.67	0.65

Cash dividends declared per share	0.35	0.35	0.35	0.35	0.35

Net Interest Margin	3.99%	3.95%	3.91%	3.98%	3.90%

Interest Income from Accretion Related to Fair Value Adjusments Recorded as a Result of Acquisition	$1,658	$936	$-	$-	$-

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2012	2012	2012	2012	2011

Non-Interest Income:
Service charges	$7,113	$6,750	$6,497	$6,048	$6,511
Bankcard interchange fees	3,101	3,111	3,152	3,042	2,849
Insurance commissions	1,289	1,439	1,347	1,996	1,433
Trust and investment management fee income	1,112	912	942	807	925
Bank owned life insurance	754	738	766	723	728
Other income	897	671	558	533	599
Subtotal	14,266	13,621	13,262	13,149	13,045
Total investment securities impairment losses	-	(272)	(606)	-	(918)
Noncredit impairment losses recognized in other
comprehensive income	-	-	302	-	-
Net investment securities impairment losses	-	(272)	(304)	-	(918)
Gain (loss) on sale of investment securities	-	730	832	(31)	1
Total Non-Interest Income	$14,266	$14,079	$13,790	$13,118	$12,128

Non-Interest Expense:
Salaries and employee benefits	$11,301	$11,295	$10,668	$10,245	$10,320
Occupancy and equipment	2,147	2,126	1,978	1,935	1,929
Depreciation	1,234	1,175	1,109	1,086	1,100
FDIC insurance expense	407	405	394	385	300
Advertising	596	674	675	644	153
Bankcard expenses	628	720	694	620	566
Postage, delivery and statement mailings	514	529	488	548	484
Office supplies	412	407	396	455	429
Legal and professional fees	437	611	421	317	366
Telecommunications	405	433	387	389	388
Repossessed asset (gains) losses, net of expenses	146	429	650	121	(27)
Merger related expenses	373	157	4,042	135	-
Other expenses	2,673	2,885	2,861	2,635	2,677
Total Non-Interest Expense	$21,273	$21,846	$24,763	$19,515	$18,685

Employees (Full Time Equivalent)	843	836	831	797	795
Branch Locations	73	73	73	68	68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	December 31	December 31
	2012	2011
	(Unaudited)
Assets
Cash and due from banks	$58,718	$140,873
Interest-bearing deposits in depository institutions	16,276	5,526
Federal funds sold	10,000	-
Cash and cash equivalents	84,994	146,399

Investment securities available-for-sale, at fair value	377,122	360,783
Investment securities held-to-maturity, at amortized cost	13,454	23,458
Other securities	11,463	11,934
Total investment securities	402,039	396,175

Gross loans	2,146,369	1,973,103
Allowance for loan losses	(18,809)	(19,409)
Net loans	2,127,560	1,953,694

Bank owned life insurance	81,901	78,961
Premises and equipment, net	72,728	64,612
Accrued interest receivable	6,692	7,093
Net deferred tax assets	32,737	32,219
Intangible assets	65,057	56,164
Other assets	43,758	41,792
Total Assets	$2,917,466	$2,777,109

Liabilities
Deposits:
Noninterest-bearing	$429,969	$369,025
Interest-bearing:
Demand deposits	553,132	526,824
Savings deposits	506,869	439,823
Time deposits	919,346	885,596
Total deposits	2,409,316	2,221,268
Short-term borrowings
Federal Funds purchased	-	75,000
Customer repurchase agreements	114,646	114,050
Long-term debt	16,495	16,495
Other liabilities	43,735	39,162
Total Liabilities	2,584,192	2,465,975

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at December 31, 2012 and December 31, 2011
less 3,665,999 and 3,717,993 shares in treasury, respectively	46,249	46,249
Capital surplus	103,524	103,335
Retained earnings	309,270	291,050
Cost of common stock in treasury	(124,347)	(125,593)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	3,573	825
Underfunded pension liability	(4,995)	(4,732)
Total Accumulated Other Comprehensive Loss	(1,422)	(3,907)
Total Stockholders' Equity	333,274	311,134
Total Liabilities and Stockholders' Equity	$2,917,466	$2,777,109

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through December 31, 2012	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$3,792	$-	$96	$3,888
Mortgage Backed Securities	282,572	-	7,182	289,754
Municipal Bonds	47,293	-	1,636	48,929
Pooled Bank Trust Preferreds	26,917	(20,171)	(3,206)	3,540
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	40,401	(1,015)	(880)	38,506
Money Markets and Mutual Funds	1,724	-	50	1,774
Federal Reserve Bank and FHLB stock	11,463	-	-	11,463
Community Bank Equity Positions	8,194	(4,813)	804	4,185
Total Investments	$422,356	$(25,999)	$5,682	$402,039

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2012	2012	2012	2012	2011

Residential real estate (1)	$1,031,435	$1,008,305	$997,016	$939,611	$929,788
Home equity - junior liens	143,110	143,058	143,400	139,764	141,797
Commercial and industrial	108,739	105,027	116,288	108,707	130,899
Commercial real estate (2)	821,970	787,887	768,176	745,586	732,146
Consumer	36,564	38,285	37,383	35,448	35,845
DDA overdrafts	4,551	2,670	3,326	2,848	2,628
Gross Loans	$2,146,369	$2,085,232	$2,065,589	$1,971,964	$1,973,103

Construction loans included in:
(1) - Residential real estate loans	$15,408	$12,787	$11,919	$11,613	$9,287
(2) - Commercial real estate loans	$15,352	$17,072	$18,544	$20,661	$20,201

CITY HOLDING COMPANY AND SUBSIDIARIES
Acquisition Activity - Accretion
(Unaudited) ($ in millions)

The following table presents the accretion related to the fair value adjustments on net interest income recorded as a result of the Virginia Savings Bancorp acquisition completed on May 31, 2012.

			Loan	Certificates of
		Year Ended:	Accretion(a)	Deposit(a)	Total

		2012	$2.4	$0.2	$2.6
		2013	2.2	0.4	2.6
		2014	1.1	0.4	1.4
		2015	0.8	0.3	1.1
		Thereafter	1.5	1.1	2.5

a - 2012 amounts are based on actual results. 2013, 2014, 2015, and Thereafter amounts are based on estimated amounts.

Note: The amounts reflected in the table above require management to make significant assumptions based on estimated future default, prepayment, and discount rates. Actual performance could be significantly different from that assumed, which could result in the actual results being materially different from the amounts estimated above.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended December 31,
		2012			2011
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2)	$1,152,921	$12,267	4.23%	$1,060,133	$12,043	4.51%
Commercial, financial, and agriculture (3)	901,966	11,420	5.04%	833,217	9,463	4.51%
Installment loans to individuals (4), (5)	49,596	1,007	8.08%	47,515	805	6.72%
Previously securitized loans (6)	***	894	***	85	687	3206.59%
Total loans	2,104,483	25,588	4.84%	1,940,950	22,998	4.70%
Securities:
Taxable	380,897	2,940	3.07%	366,024	4,036	4.37%
Tax-exempt (7)	35,847	524	5.82%	42,968	613	5.66%
Total securities	416,744	3,464	3.31%	408,992	4,649	4.51%
Deposits in depository institutions	7,431	-	-	7,183	-	-
Federal funds sold	32,876	15	0.18%	25,714	9	0.14%
Total interest-earning assets	2,561,534	29,067	4.51%	2,382,839	27,656	4.60%
Cash and due from banks	70,075			62,176
Bank premises and equipment	72,702			65,030
Other assets	230,098			212,106
Less: Allowance for loan losses	(19,551)			(19,777)
Total assets	$2,914,858			$2,702,374

Liabilities:
Interest-bearing demand deposits	540,107	165	0.12%	501,570	184	0.15%
Savings deposits	498,027	183	0.15%	433,480	233	0.21%
Time deposits (8)	923,025	2,766	1.19%	886,187	3,548	1.59%
Short-term borrowings	128,706	83	0.26%	130,154	86	0.26%
Long-term debt	16,495	163	3.93%	16,495	165	3.97%
Total interest-bearing liabilities	2,106,360	3,360	0.63%	1,967,886	4,216	0.85%
Noninterest-bearing demand deposits	434,429			387,459
Other liabilities	39,120			32,134
Stockholders' equity	334,949			314,895
Total liabilities and
stockholders' equity	$2,914,858			$2,702,374
Net interest income		$25,707			$23,440
Net yield on earning assets			3.99%			3.90%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) - Interest income on residential real estate loans includes $0.1 million of accretion related to the fair value market adjustments due to the acquisition of Virginia Savings Bancorp.
(3) - Interest income on commercial, financial, and agriculture loans includes $1.4 million of accretion related to the fair value market adjustments due to the acquisition of Virginia Savings Bancorp.

(4) - Interest income on installment loans to individuals includes $0.1 million of accretion related to the fair value market adjustments due to the acquisition of Virginia Savings Bancorp.
(5) Includes the Company’s consumer and DDA overdrafts loan categories.
(6) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(7) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.
(8) - Interest expense on time deposits includes $0.1 million in accretion of the fair market value adjustments related to the acquisition of Virginia Savings Bancorp.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended December 31,
		2012			2011
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate (2), (3)	$1,114,653	$49,000	4.40%	$1,040,460	$48,948	4.70%
Commercial, financial, and agriculture (4), (5)	880,502	40,815	4.64%	812,401	37,955	4.67%
Installment loans to individuals (6, (7))	46,721	3,311	7.09%	46,167	3,375	7.31%
Previously securitized loans (8)	***	3,306	***	360	3,136	871.11%
Total loans	2,041,876	96,432	4.72%	1,899,388	93,414	4.92%
Securities:
Taxable	371,092	14,285	3.85%	408,472	17,729	4.34%
Tax-exempt (9)	38,339	2,218	5.79%	46,041	2,611	5.67%
Total securities	409,431	16,503	4.03%	454,513	20,340	4.48%
Deposits in depository institutions	7,258	-	-	7,655	-	-
Federal funds sold	30,507	53	0.17%	29,928	48	0.16%
Total interest-earning assets	2,489,072	112,988	4.54%	2,391,484	113,802	4.76%
Cash and due from banks	74,193			58,247
Bank premises and equipment	69,772			64,678
Other assets	223,783			206,724
Less: Allowance for loan losses	(19,586)			(19,413)
Total assets	$2,837,234			$2,701,720

Liabilities:
Interest-bearing demand deposits	534,211	697	0.13%	493,433	895	0.18%
Savings deposits	479,760	759	0.16%	420,212	1,023	0.24%
Time deposits (10)	909,951	12,021	1.32%	927,789	17,876	1.93%
Short-term borrowings	121,780	312	0.26%	123,569	325	0.26%
Long-term debt	16,495	661	4.01%	16,495	639	3.87%
Total interest-bearing liabilities	2,062,197	14,450	0.70%	1,981,498	20,758	1.05%
Noninterest-bearing demand deposits	414,969			379,980
Other liabilities	34,995			24,081
Stockholders' equity	325,073			316,161
Total liabilities and
stockholders' equity	$2,837,234			$2,701,720
Net interest income		$98,538			$93,044
Net yield on earning assets			3.96%			3.89%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Interest income includes $0.6 million from interest rate floors for the twelve months ended December 31, 2011.
(3) - Interest income on residential real estate loans includes $0.7 million of accretion related to the fair value market adjustments due to the acquisition of Virginia Savings Bancorp.
(4) Includes the Company’s commercial and industrial and commercial real estate loan categories. Interest income includes $0.5 million from interest rate floors for the twelve months ended December 31, 2011.

(5) - Interest income on commercial, financial, and agriculture loans includes $1.6 million of accretion related to the fair value market adjustments due to the acquisition of Virginia Savings Bancorp.

(6) Includes the Company’s consumer and DDA overdrafts loan categories.
(7) - Interest income on installment loans to individuals includes $0.1 million of accretion related to the fair value market adjustments due to the acquisition of Virginia Savings Bancorp.
(8) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(9) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.
(10) - Interest expense on time deposits includes $0.2 million in accretion of the fair market value adjustments related to the acquisition of Virginia Savings Bancorp.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2012 (a)	2012	2012	2012	2011

Tier I Capital:
Stockholders' equity	$333,274	$328,415	$320,622	$316,046	$311,134
Goodwill and other intangibles	(64,866)	(64,912)	(64,971)	(55,871)	(55,969)
Accumulated other comprehensive loss	1,422	365	2,477	1,737	3,907
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	-	-	-	-	(448)
Excess deferred tax assets	(6,577)	(7,472)	(7,847)	(4,020)	(5,897)
Total tier I capital	$279,254	$272,397	$266,282	$273,892	$268,727

Total Risk-Based Capital:
Tier I capital	$279,254	$272,397	$266,282	$273,892	$268,727
Qualifying allowance for loan losses	18,809	18,986	19,452	18,628	19,409
Total risk-based capital	$298,063	$291,383	$285,734	$292,520	$288,136

Net risk-weighted assets	$2,152,622	$2,112,581	$2,136,249	$2,050,520	$2,048,398

Ratios:
Average stockholders' equity to average assets	11.49%	11.32%	11.47%	11.55%	11.65%
Tangible capital ratio	9.40%	9.29%	9.03%	9.54%	9.37%
Risk-based capital ratios:
Tier I capital	12.97%	12.89%	12.46%	13.36%	13.12%
Total risk-based capital	13.85%	13.79%	13.38%	14.27%	14.07%
Leverage capital	9.82%	9.67%	9.74%	10.23%	10.18%

(a) December 31, 2012 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2012	2012	2012	2012	2011

Intangibles, net	$65,057	$65,103	$65,162	$56,066	$56,164
Intangibles amortization expense	135	135	109	98	102

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2012	2012	2012	2012	2011

Balance at beginning of period	$18,986	$19,452	$18,628	$19,409	$19,848

Charge-offs:
Commercial and industrial	100	9	48	69	247
Commercial real estate	1,744	845	26	1,989	1,650
Residential real estate	284	252	296	198	176
Home equity	366	133	347	509	475
Consumer	42	53	36	59	31
DDA overdrafts	394	418	375	335	394
Total charge-offs	2,930	1,710	1,128	3,159	2,973

Recoveries:
Commercial and industrial	19	10	-	3	15
Commercial real estate	190	3	-	96	-
Residential real estate	7	8	3	4	10
Home equity	6	1	10	1	1
Consumer	45	26	35	29	29
DDA overdrafts	711	221	229	295	250
Total recoveries	978	269	277	427	305

Net charge-offs	1,952	1,441	851	2,731	2,668
Provision for loan losses	1,775	975	1,675	1,950	2,229
Balance at end of period	$18,809	$18,986	$19,452	$18,628	$19,409

Loans outstanding	$2,146,369	$2,085,232	$2,065,589	$1,971,964	$1,973,103
Average loans outstanding	2,104,483	2,070,264	2,019,281	1,972,478	1,940,950
Allowance as a percent of loans outstanding	0.88%	0.91%	0.94%	0.94%	0.98%
Allowance as a percent of non-performing loans	84.67%	82.61%	88.92%	88.78%	87.76%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.37%	0.28%	0.17%	0.55%	0.55%
Net charge-offs, excluding overdraft deposit accounts,
(annualized) as a percent of average loans outstanding	0.43%	0.24%	0.14%	0.55%	0.52%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2012	2012	2012	2012	2011

Nonaccrual loans	$21,935	$22,586	$21,726	$20,420	$21,951
Accruing loans past due 90 days or more	280	397	149	562	166
Total non-performing loans	22,215	22,983	21,875	20,982	22,117
Other real estate owned	8,162	9,017	8,697	8,250	7,948
Total non-performing assets	$30,377	$32,000	$30,572	$29,232	$30,065

Non-performing assets as a percent of loans and
other real estate owned	1.41%	1.53%	1.47%	1.48%	1.52%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2012	2012	2012	2012	2011

Residential real estate	$5,748	$4,909	$5,575	$4,108	$5,362
Home equity	2,893	2,643	1,864	1,560	2,246
Commercial and industrial	496	25	540	63	1,243
Commercial real estate	689	1,271	3,145	2,636	3,415
Consumer	121	136	90	58	138
DDA overdrafts	281	319	364	304	909
Total past due loans	$10,228	$9,303	$11,578	$8,729	$13,313

Past due loans as a percent of loans outstanding	0.48%	0.45%	0.56%	0.44%	0.67%